Exhibit 99.1

Boeing Reports Fourth-Quarter Results
Fourth Quarter 2020
▪Financial results significantly impacted by COVID-19, 737 MAX grounding, and commercial widebody programs
▪777X program recorded $6.5 billion pre-tax charge; first delivery expected in late 2023
▪737 MAX began receiving regulatory approval to resume operations and restarted deliveries
▪Revenue of $15.3 billion, GAAP loss per share of ($14.65) and core (non-GAAP)* loss per share of ($15.25)
Full-Year 2020
▪Revenue of $58.2 billion, GAAP loss per share of ($20.88) and core (non-GAAP)* loss per share of ($23.25)
▪Operating cash flow of ($18.4) billion; cash and marketable securities of $25.6 billion
▪Total backlog of $363 billion, including more than 4,000 commercial airplanes
▪Strengthening safety processes, improving performance, managing liquidity and transforming for the future

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2020	2019	Change	2020	2019	Change

Revenues	$15,304	$17,911	(15)%	$58,158	$76,559	(24)%

GAAP
Loss From Operations	($8,049)	($2,204)	NM	($12,767)	($1,975)	NM
Operating Margin	(52.6)%	(12.3)%	NM	(22.0)%	(2.6)%	NM
Net Loss	($8,439)	($1,010)	NM	($11,941)	($636)	NM
Loss Per Share	($14.65)	($1.79)	NM	($20.88)	($1.12)	NM
Operating Cash Flow	($4,009)	($2,220)	NM	($18,410)	($2,446)	NM
Non-GAAP*
Core Operating Loss	($8,377)	($2,526)	NM	($14,150)	($3,390)	NM
Core Operating Margin	(54.7)%	(14.1)%	NM	(24.3)%	(4.4)%	NM
Core Loss Per Share	($15.25)	($2.33)	NM	($23.25)	($3.47)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    CHICAGO, January 27, 2021 – The Boeing Company [NYSE: BA] reported fourth-quarter revenue of $15.3 billion, reflecting lower commercial deliveries and services volume primarily due to COVID-19 as well as 787 production issues, partially offset by a lower 737 MAX customer considerations charge in the quarter compared to the same period last year (Table 1). GAAP loss per share of ($14.65) and core loss per share (non-GAAP)* of ($15.25) reflected a $6.5 billion pre-tax charge on the 777X program and a tax valuation allowance, partially offset by a lower 737 MAX customer considerations charge. Boeing recorded operating cash flow of ($4.0) billion.
    “2020 was a year of profound societal and global disruption which significantly constrained our industry. The deep impact of the pandemic on commercial air travel, coupled with the 737 MAX grounding, challenged our results. I am proud of the resilience and dedication our global team demonstrated in this environment as we strengthened our safety processes, adapted to our market and supported our customers, suppliers, communities and each other,” said Boeing President and Chief Executive Officer Dave Calhoun. “Our balanced portfolio of diverse defense, space and services programs continues to provide important stability as we lay the foundation for our recovery.

While the impact of COVID-19 presents continued challenges for commercial aerospace into 2021, we remain confident in our future, squarely-focused on safety, quality and transparency as we rebuild trust and transform our business.”
The return to service of the 737 MAX in the U.S. and several other markets was an important step, and Boeing continues to follow the lead of global regulators and support its customers. Since the FAA’s approval to return to operations, Boeing has delivered over 40 737 MAX aircraft and five airlines have safely returned their fleets to service as of January 25, 2021, safely flying more than 2,700 revenue flights and approximately 5,500 flight hours.
Boeing now anticipates that the first 777X delivery will occur in late 2023. This schedule, and the associated financial impact, reflect a number of factors, including an updated assessment of global certification requirements, the company's latest assessment of COVID-19 impacts on market demand, and discussions with its customers with respect to aircraft delivery timing.
The company continues to progress through its business transformation effort across five key areas including its infrastructure footprint, overhead and organizational structure, portfolio and investment mix, supply chain health and operational excellence. Boeing will continue these actions in 2021 to preserve liquidity, adapt to the new market, improve performance, sustain key investments and transform its business to be more productive, resilient and competitive for the long term.

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2020	2019	2020	2019
Operating Cash Flow	($4,009)	($2,220)	($18,410)	($2,446)
Less Additions to Property, Plant & Equipment	($265)	($447)	($1,303)	($1,834)
Free Cash Flow*	($4,274)	($2,667)	($19,713)	($4,280)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($4.0) billion in the quarter, reflecting lower commercial deliveries and services volume, as well as timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q4 20	Q3 20
Cash	$7.8	$10.6
Marketable Securities[1]	$17.8	$16.5
Total	$25.6	$27.1
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$62.0	$59.1
Boeing Capital, including intercompany loans	$1.6	$1.9
Total Consolidated Debt	$63.6	$61.0
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities decreased to $25.6 billion, compared to $27.1 billion at the beginning of the quarter, primarily driven by operating cash outflows partially offset by changes in the debt balance (Table 3).
    Total company backlog at quarter-end was $363 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Commercial Airplanes Deliveries	59	79	(25)%	157	380	(59)%

Revenues	$4,728	$7,462	(37)%	$16,162	$32,255	(50)%
Loss from Operations	($7,648)	($2,844)	NM	($13,847)	($6,657)	NM
Operating Margin	(161.8)%	(38.1)%	NM	(85.7)%	(20.6)%	NM
Commercial Airplanes fourth-quarter revenue decreased to $4.7 billion, driven by lower widebody delivery volume due to COVID-19 impacts as well as 787 production issues, partially offset by higher 737 deliveries and a lower 737 MAX customer consideration charge in the quarter compared to the same period last year (Table 4). Fourth-quarter operating margin decreased to (161.8) percent, primarily driven by a $6.5 billion pre-tax charge on the 777X program, lower delivery volume, and $468 million of abnormal production costs related to the 737 program, partially offset by a lower 737 MAX customer consideration charge.
Commercial Airplanes production rate assumptions reflect the continued impacts of COVID-19 on commercial demand, and the company will continue to assess them on an ongoing basis. The 737 program is currently producing at a low rate and expects to gradually increase production to 31 per month in early 2022 with further gradual increases to correspond with market demand. The 787 program plans to transition its production rate to 5 per month in March 2021, at which point 787 final assembly will be consolidated to Boeing South Carolina.
As discussed above, Commercial Airplanes now expects first delivery of the 777X to occur in late 2023 and has recorded a $6.5 billion reach-forward loss on the 777X program. Among the factors contributing to the revised first delivery schedule and reach-forward loss are an updated assessment of certification requirements based on ongoing communication with civil aviation authorities, an updated assessment of market demand based on continued dialogue with customers, resulting adjustments to production rates and the program accounting quantity, increased change incorporation costs, and associated customer and supply chain impacts. The production rate expectation for the combined 777/777X program remains at 2 per month in 2021.
Commercial Airplanes captured orders for 75 737 aircraft from Ryanair and eight 777 freighters from DHL, as well as a commitment for 23 737 aircraft from Alaska Airlines. Commercial Airplanes delivered 59 airplanes during the quarter, and backlog included over 4,000 airplanes valued at $282 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Revenues	$6,779	$5,927	14%	$26,257	$26,095	1%
Earnings from Operations	$502	$34	1,376%	$1,539	$2,615	(41)%
Operating Margin	7.4%	0.6%	6.8 Pts	5.9%	10.0%	(4.1) Pts
    Defense, Space & Security fourth-quarter revenue increased to $6.8 billion, primarily driven by higher volume on fighter programs and the rest of the portfolio as well as a charge on the Commercial Crew program in the same period last year (Table 5). Fourth-quarter operating margin increased to 7.4 percent reflecting more favorable performance on multiple programs compared with the same period last year, partially offset by a $275 million pre-tax charge on the KC-46A Tanker program primarily due to production inefficiencies including impacts of COVID-19 disruption.
    During the quarter, Defense, Space & Security was awarded contracts for two KC-46A aircraft for Japan and AEW&C upgrades for the Republic of Korea Air Force. Defense, Space & Security achieved first flight of the MQ-25 unmanned aircraft with an aerial refueling store and demonstrated ski-jump launch capability of the F/A-18 Super Hornet for the Indian Navy. Also in the quarter, Defense, Space & Security completed engineering design review for the Wideband Global SATCOM-11+ communications satellite and critical design review of the Space Launch System Exploration Upper Stage for NASA.
     Backlog at Defense, Space & Security was $61 billion, of which 32 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2020	2019	Change	2020	2019	Change

Revenues	$3,733	$4,648	(20)%	$15,543	$18,468	(16)%
Earnings from Operations	$143	$684	(79)%	$450	$2,697	(83)%
Operating Margin	3.8%	14.7%	(10.9) Pts	2.9%	14.6%	(11.7) Pts
    Global Services fourth-quarter revenue decreased to $3.7 billion, driven by lower commercial services volume due to COVID-19 (Table 6). Fourth-quarter operating margin decreased to 3.8 percent primarily due to lower commercial services volume and $290 million of pre-tax charges related to asset impairments driven by COVID-19.
    During the quarter, Global Services was awarded a Performance Based Logistics contract for the Republic of Singapore Air Force F-15SG fleet, secured a F-15 spares and logistics support contract with the Qatar Emiri Air Force, and was selected to provide P-8A training for the Royal New Zealand Air Force. Global Services also announced a 10-year digital services agreement with Frontier Airlines.

Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2020	2019	2020	2019
Revenues
Boeing Capital	$56	$37	$261	$244
Unallocated items, eliminations and other	$8	($163)	($65)	($503)
(Loss)/Earnings from Operations
Boeing Capital	$16	($58)	$63	$28
FAS/CAS service cost adjustment	$328	$322	$1,383	$1,415
Other unallocated items and eliminations	($1,390)	($342)	($2,355)	($2,073)
Other income, net	$122	$104	$447	$438
Interest and debt expense	($698)	($242)	($2,156)	($722)
Effective tax rate	2.2%	56.9%	17.5%	71.8%
    At quarter-end, Boeing Capital's net portfolio balance was $2.0 billion. The change in revenue from other unallocated items and eliminations was primarily due to the timing of eliminations for intercompany aircraft deliveries. Other unallocated items and eliminations included a $744 million charge related to the previously announced agreement between Boeing and the U.S. Department of Justice in January 2021. Interest and debt expense increased due to higher debt balances. The fourth quarter 2020 effective tax rate primarily reflects an additional valuation allowance on certain deferred income tax assets, partially offset by the benefit of the five year net operating loss carryback provision in the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 13-14.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related government actions, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and increased considerations to customers and suppliers, (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our or our customers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; and (24) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2020	2019	2020	2019
Sales of products	$47,142	$66,094	$12,486	$15,580
Sales of services	11,016	10,465	2,818	2,331
Total revenues	58,158	76,559	15,304	17,911

Cost of products	(54,568)	(62,877)	(18,567)	(16,293)
Cost of services	(9,232)	(9,154)	(2,415)	(2,402)
Boeing Capital interest expense	(43)	(62)	(10)	(13)
Total costs and expenses	(63,843)	(72,093)	(20,992)	(18,708)
	(5,685)	4,466	(5,688)	(797)
Income/(loss) from operating investments, net	9	(4)	70	(1)
General and administrative expense	(4,817)	(3,909)	(1,828)	(1,052)
Research and development expense, net	(2,476)	(3,219)	(605)	(749)
Gain on dispositions, net	202	691	2	395
Loss from operations	(12,767)	(1,975)	(8,049)	(2,204)
Other income, net	447	438	122	104
Interest and debt expense	(2,156)	(722)	(698)	(242)
Loss before income taxes	(14,476)	(2,259)	(8,625)	(2,342)
Income tax benefit	2,535	1,623	186	1,332
Net loss	(11,941)	(636)	(8,439)	(1,010)
Less: net loss attributable to noncontrolling interest	(68)		(19)
Net loss attributable to Boeing Shareholders	($11,873)	($636)	($8,420)	($1,010)

Basic loss per share	($20.88)	($1.12)	($14.65)	($1.79)

Diluted loss per share	($20.88)	($1.12)	($14.65)	($1.79)

Weighted average diluted shares (millions)	569.0	566.0	575.4	565.4

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2020	December 31 2019
Assets
Cash and cash equivalents	$7,752	$9,485
Short-term and other investments	17,838	545
Accounts receivable, net	1,955	3,266
Unbilled receivables, net	7,995	9,043
Current portion of customer financing, net	101	162
Inventories	81,715	76,622
Other current assets, net	4,286	3,106
Total current assets	121,642	102,229
Customer financing, net	1,936	2,136
Property, plant and equipment, net of accumulated depreciation of $20,507 and $19,342	11,820	12,502
Goodwill	8,081	8,060
Acquired intangible assets, net	2,843	3,338
Deferred income taxes	86	683
Investments	1,016	1,092
Other assets, net of accumulated amortization of $729 and $580	4,712	3,585
Total assets	$152,136	$133,625
Liabilities and equity
Accounts payable	$12,928	$15,553
Accrued liabilities	22,171	22,868
Advances and progress billings	50,488	51,551
Short-term debt and current portion of long-term debt	1,693	7,340
Total current liabilities	87,280	97,312
Deferred income taxes	1,010	413
Accrued retiree health care	4,137	4,540
Accrued pension plan liability, net	14,408	16,276
Other long-term liabilities	1,486	3,422
Long-term debt	61,890	19,962
Total liabilities	170,211	141,925
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	7,787	6,745
Treasury stock, at cost - 429,941,021 and 449,352,405 shares	(52,641)	(54,914)
Retained earnings	38,610	50,644
Accumulated other comprehensive loss	(17,133)	(16,153)
Total shareholders’ deficit	(18,316)	(8,617)
Noncontrolling interests	241	317
Total equity	(18,075)	(8,300)
Total liabilities and equity	$152,136	$133,625

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2020	2019
Cash flows – operating activities:
Net loss	($11,941)	($636)
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	250	212
Treasury shares issued for 401(k) contribution	195
Depreciation and amortization	2,246	2,271
Investment/asset impairment charges, net	410	443
Customer financing valuation adjustments	12	250
Gain on dispositions, net	(202)	(691)
777X reach-forward loss	6,493
Other charges and credits, net	1,462	334
Changes in assets and liabilities –
Accounts receivable	909	603
Unbilled receivables	919	982
Advances and progress billings	(1,060)	737
Inventories	(11,002)	(12,391)
Other current assets	372	(682)
Accounts payable	(5,363)	1,600
Accrued liabilities	1,074	7,781
Income taxes receivable, payable and deferred	(2,576)	(2,476)
Other long-term liabilities	(222)	(621)
Pension and other postretirement plans	(794)	(777)
Customer financing, net	173	419
Other	235	196
Net cash used by operating activities	(18,410)	(2,446)
Cash flows – investing activities:
Property, plant and equipment additions	(1,303)	(1,834)
Property, plant and equipment reductions	296	334
Acquisitions, net of cash acquired		(455)
Proceeds from dispositions		464
Contributions to investments	(37,616)	(1,658)
Proceeds from investments	20,275	1,759
Purchase of distribution rights		(127)
Other	(18)	(13)
Net cash used by investing activities	(18,366)	(1,530)
Cash flows – financing activities:
New borrowings	47,248	25,389
Debt repayments	(10,998)	(12,171)
Contributions from noncontrolling interests		7
Stock options exercised	36	58
Employee taxes on certain share-based payment arrangements	(173)	(248)
Common shares repurchased		(2,651)
Dividends paid	(1,158)	(4,630)
Other		(15)
Net cash provided by financing activities	34,955	5,739
Effect of exchange rate changes on cash and cash equivalents, including restricted	85	(5)
Net (decrease)/increase in cash & cash equivalents, including restricted	(1,736)	1,758
Cash & cash equivalents, including restricted, at beginning of year	9,571	7,813
Cash & cash equivalents, including restricted, at end of period	7,835	9,571
Less restricted cash & cash equivalents, included in Investments	83	86
Cash and cash equivalents at end of period	$7,752	$9,485

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)
Effective at the beginning of 2020, certain programs were realigned between our Defense, Space & Security segment and Unallocated items, eliminations and other. Business segment data for 2019 has been adjusted to reflect the realignment.

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2020	2019	2020	2019
Revenues:
Commercial Airplanes	$16,162	$32,255	$4,728	$7,462
Defense, Space & Security	26,257	26,095	6,779	5,927
Global Services	15,543	18,468	3,733	4,648
Boeing Capital	261	244	56	37
Unallocated items, eliminations and other	(65)	(503)	8	(163)
Total revenues	$58,158	$76,559	$15,304	$17,911
Earnings/(loss) from operations:
Commercial Airplanes	($13,847)	($6,657)	($7,648)	($2,844)
Defense, Space & Security	1,539	2,615	502	34
Global Services	450	2,697	143	684
Boeing Capital	63	28	16	(58)
Segment operating loss	(11,795)	(1,317)	(6,987)	(2,184)
Unallocated items, eliminations and other	(2,355)	(2,073)	(1,390)	(342)
FAS/CAS service cost adjustment	1,383	1,415	328	322
Loss from operations	(12,767)	(1,975)	(8,049)	(2,204)
Other income, net	447	438	122	104
Interest and debt expense	(2,156)	(722)	(698)	(242)
Loss before income taxes	(14,476)	(2,259)	(8,625)	(2,342)
Income tax benefit	2,535	1,623	186	1,332
Net loss	(11,941)	(636)	(8,439)	(1,010)
Less: Net loss attributable to noncontrolling interest	(68)		(19)
Net loss attributable to Boeing Shareholders	($11,873)	($636)	($8,420)	($1,010)
Research and development expense, net:
Commercial Airplanes	$1,385	$1,956	$278	$427
Defense, Space & Security	713	741	219	185
Global Services	138	121	28	19
Other	240	401	80	118
Total research and development expense, net	$2,476	$3,219	$605	$749
Unallocated items, eliminations and other:
Share-based plans	($120)	($65)	($40)	($8)
Deferred compensation	(93)	(174)	(127)	(20)
Amortization of previously capitalized interest	(95)	(89)	(26)	(21)
Customer financing impairment		(250)
Research and development expense, net	(240)	(401)	(80)	(118)
Eliminations and other unallocated items	(1,807)	(1,094)	(1,117)	(175)
Sub-total (included in core operating loss)	(2,355)	(2,073)	(1,390)	(342)
Pension FAS/CAS service cost adjustment	1,024	1,071	251	248
Postretirement FAS/CAS service cost adjustment	359	344	77	74
FAS/CAS service cost adjustment	1,383	1,415	$328	$322
Total	($972)	($658)	($1,062)	($20)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31			Three months ended December 31
Commercial Airplanes	2020	2019		2020	2019
737	43	127		31	9
747	5	7		3	2
767	30	43		10	11
777	26	45	(2)	11	12	(1)
787	53	158		4	45
Total	157	380		59	79
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	19	37		1	10
AH-64 Apache (Remanufactured)	52	74		8	18
C-17 Globemaster III	—	1		—	—
C-40A	—	2		—	—
CH-47 Chinook (New)	27	13		8	—
CH-47 Chinook (Renewed)	3	22		—	6
F-15 Models	4	11		1	4
F/A-18 Models	20	23		6	7
KC-46A Tanker	14	28		4	7
P-8 Models	15	18		6	4
Commercial and Civil Satellites	—	2		—	1

Total backlog (Dollars in millions)	December 31 2020	December 31 2019
Commercial Airplanes	$281,588	$376,593
Defense, Space & Security	60,847	63,691
Global Services	20,632	22,902
Unallocated items, eliminations and other	337	217
Total backlog	$363,404	$463,403

Contractual backlog	$339,309	$436,473
Unobligated backlog	24,095	26,930
Total backlog	$363,404	$463,403

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2020		Fourth Quarter 2019
	$ millions	Per Share	$ millions	Per Share
Revenues	15,304		17,911
Loss from operations (GAAP)	(8,049)		(2,204)
Operating margin (GAAP)	(52.6)%		(12.3)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(251)		(248)
Postretirement FAS/CAS service cost adjustment	(77)		(74)
FAS/CAS service cost adjustment	(328)		(322)
Core operating loss (non-GAAP)	($8,377)		($2,526)
Core operating margin (non-GAAP)	(54.7)%		(14.1)%

Diluted loss per share (GAAP)		($14.65)		($1.79)
Pension FAS/CAS service cost adjustment	($251)	(0.44)	($248)	(0.44)
Postretirement FAS/CAS service cost adjustment	(77)	(0.13)	(74)	(0.13)
Non-operating pension expense	(85)	(0.15)	(94)	(0.17)
Non-operating postretirement expense	(21)	(0.04)	27	0.05
Provision for deferred income taxes on adjustments [1]	91	0.16	82	0.15
Subtotal of adjustments	($343)	($0.60)	($307)	($0.54)
Core loss per share (non-GAAP)		($15.25)		($2.33)

Weighted average diluted shares (in millions)		575.4		565.4
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Full Year 2020		Full Year 2019
	$ millions	Per Share	$ millions	Per Share
Revenues	58,158		76,559
Loss from operations (GAAP)	(12,767)		(1,975)
Operating margin (GAAP)	(22.0)%		(2.6)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(1,024)		(1,071)
Postretirement FAS/CAS service cost adjustment	(359)		(344)
FAS/CAS service cost adjustment	(1,383)		(1,415)
Core operating loss (non-GAAP)	($14,150)		($3,390)
Core operating margin (non-GAAP)	(24.3)%		(4.4)%

Diluted loss per share (GAAP)		($20.88)		($1.12)
Pension FAS/CAS service cost adjustment	($1,024)	(1.80)	($1,071)	(1.89)
Postretirement FAS/CAS service cost adjustment	(359)	(0.63)	(344)	(0.61)
Non-operating pension expense	(340)	(0.60)	(374)	(0.66)
Non-operating postretirement expense	16	0.03	107	0.19
Provision for deferred income taxes on adjustments [1]	358	0.63	353	0.62
Subtotal of adjustments	($1,349)	($2.37)	($1,329)	($2.35)
Core loss per share (non-GAAP)		($23.25)		($3.47)

Weighted average diluted shares (in millions)		569.0		566.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.